                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CIGNA Corporation
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                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                                                        [CIGNA LOGO]

                                                         CIGNA Corporation
                                                         One Liberty Place
                                                         1650 Market Street
                                                         Philadelphia, PA
                                                         19192-1550
                                                         March 23, 1999

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

CIGNA Corporation Shareholders:

     We cordially invite you to the Annual Meeting of Shareholders. It will be held at 1:00 p.m. Wednesday, April 28, 1999 at The Conference Center at Eagle Lodge, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania. Directions to Eagle Lodge are on the back of the proxy statement.

     We plan to conduct a short Annual Meeting focused on the following business items:

     1. the election of four directors for terms expiring in April 2002 and one director for a term expiring in April 2000;

     2. the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 1999; and

     3. the transaction of any other business that may properly come before the meeting.

     The Board of Directors recommends that you vote in favor of items 1 and 2. Both are described in the attached proxy statement.

     After the Annual Meeting, we will provide time for your questions and comments on any other appropriate subjects.

     We encourage you to vote, whatever the number of shares you own. You can vote by proxy any one of three ways: mail, telephone, or Internet. You can also vote in person at the meeting. Detailed proxy voting instructions are provided both in the proxy statement and on the enclosed proxy card. Even if you plan to attend the meeting, we encourage you to vote promptly by proxy using one of the three ways provided.

                                          Sincerely,
                                       /s/ WILSON H. TAYLOR
                                          WILSON H. TAYLOR
                                          Chairman and Chief
                                          Executive Officer

By order of the Directors
/s/ CAROL J. WARD
CAROL J. WARD, Corporate Secretary

                               CIGNA CORPORATION
                               ONE LIBERTY PLACE
                               1650 MARKET STREET
                          PHILADELPHIA, PA 19192-1550

                                PROXY STATEMENT

                               TABLE OF CONTENTS

General Information.........................................    1
How to Vote.................................................    2
Item 1. Election of Directors...............................    2
     Nominees for Election..................................    3
     Incumbent Directors to Continue in Office..............    3
     CIGNA Corporation Common Stock and Equivalents Owned by
      Directors, Nominees and Executive Officers............    4
     Board of Directors and Committees......................    6
     Director Compensation..................................    7
     Certain Transactions of Directors, Executive Officers
      and Largest Shareholders..............................    8
Item 2. Ratification of Appointment of Independent
  Accountants...............................................    9
Item 3. Other Matters.......................................    9
Vote Required...............................................    9
Executive Compensation......................................   10
Board Compensation Committee Report on Executive
  Compensation..............................................   16
Performance Graph...........................................   19
Section 16(a) Beneficial Ownership Reporting Compliance.....   19
CIGNA Corporation Common Stock Owned by Certain Beneficial
  Owners....................................................   20
Solicitation Expenses.......................................   20
2000 Annual Meeting of Shareholders.........................   21

                              GENERAL INFORMATION

     CIGNA Corporation's Board of Directors is soliciting your proxy for use at the Annual Meeting of Shareholders and at any adjournment of the annual meeting. CIGNA mailed the proxy statement, proxy card and 1998 Annual Report to shareholders beginning on March 23, 1999.

     The annual meeting will be held at 1:00 p.m. Wednesday, April 28, 1999 at The Conference Center at Eagle Lodge, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania.

     204,865,115 shares of CIGNA Common Stock were outstanding at the close of business on March 1, 1999. This date is known as the record date. Shares outstanding on the record date can be voted at this year's annual meeting. You are entitled to one vote for each share of CIGNA common stock you owned at the close of business on the record date.

                                  HOW TO VOTE

     We have established mail, telephone and Internet proxy voting procedures for the convenience of shareholders of record. Counsel has advised CIGNA that the procedures described here are consistent with the requirements of applicable state law. You may also vote in person at the annual meeting. Valid proxies received in response to this solicitation will be voted according to your instructions.

     Choose one of the following three methods to submit your proxy:

          MAIL: You may submit your proxy by mail. Sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you sign, but do not specify your votes on the proxy card, the named proxies will vote your shares consistent with the board's recommendations.

          TELEPHONE: You may submit your proxy by telephone. This method is available 24 hours a day until 5:00 p.m., April 27. You may call the toll-free number on the proxy card. (If you are located outside the U.S. or Canada, see your proxy card for additional instructions.) Then, follow the prompts to submit your proxy and confirm that your instructions have been properly recorded. Our telephone procedures are designed to authenticate shareholders by using individual control numbers. If you submit your proxy by phone, you do not need to return your proxy card.

          INTERNET: You may submit your proxy by Internet. This method is available 24 hours a day until 5:00 p.m., April 27. The web site is on your proxy card. To submit your proxy via the Internet, follow the instructions on the proxy card. You will be given the opportunity to confirm that your instructions have been properly recorded. Our Internet procedures are designed to authenticate shareholders by using individual control numbers. If you submit your proxy by Internet, you do not need to return your proxy card.

     You may revoke your proxy any time before the meeting by:

     - Writing to the Corporate Secretary;

     - Submitting a valid later-dated proxy card;

     - Submitting a later-dated telephone or Internet instruction (until 5:00 p.m., April 27); or

     - Voting in person at the annual meeting.

     You may choose to make your votes confidential. To do so, you must submit your proxy either by mail or the Internet. Unfortunately, current technology does not allow confidential votes to be cast by telephone. If you choose confidential voting, your votes can only be revealed to CIGNA in limited circumstances such as to meet a legal requirement or in contested board elections.

     For participants in the CIGNA Stock Funds of the CIGNA 401(k) Plan and the International Rehabilitation Associates, Inc. 401(k) Profit Sharing Plan, voting instructions received by April 23, 1999 will be forwarded to the trustees of these plans. The plan trustees, as record holders of the CIGNA common stock held in these plans, will submit a proxy to the inspector of election reflecting your voting instructions. To the extent that 401(k) participants do not exercise their voting rights, the trustee will vote the shares as instructed by a CIGNA Management Advisory Committee. All 401(k) participants' voting instructions will be kept confidential.

                         ITEM 1.  ELECTION OF DIRECTORS

     The board nominated five of CIGNA's twelve incumbent directors to stand for election at the annual meeting: one for a term ending April 2000 and four for terms ending in April 2002. The difference in terms maintains the division of directors into three classes. All nominees have consented to serve. The board knows of no reason any would be unable to serve. If a nominee should become unavailable or unable to serve, the board may reduce its size or designate a substitute nominee. If the board designates a substitute, proxies voting for the original nominee will be cast for the substituted nominee.

     The board set the retirement age for non-employee directors at 70 years. In addition, each non-employee director must tender an offer to resign for the board's consideration if he or she changes the principal position or affiliation held when last elected.

     Information about each nominee and continuing incumbent director is provided.

             THE BOARD RECOMMENDS THAT YOU VOTE FOR THESE NOMINEES.

              NOMINEE FOR ELECTION FOR TERM EXPIRING IN APRIL 2000

H.  EDWARD HANWAY, 47                                director since January 1999

     President and Chief Operating Officer of CIGNA Corporation since January 1999. President of CIGNA HealthCare from February 1996 until January 1999; and President of CIGNA International from February 1989 until February 1996.

             NOMINEES FOR ELECTION FOR TERMS EXPIRING IN APRIL 2002

PETER N. LARSON, 59                                          director since 1997

     Chairman and Chief Executive Officer of Brunswick Corporation (a producer of recreational consumer products) since April 1995; Executive Officer, Johnson & Johnson (a health care product maker) from 1991 until 1995, where he served as Chairman of the Worldwide Consumer and Personal Care Group and was a member of the Executive Committee and the Board of Directors. Mr. Larson is a director of COMPAQ Computer Corporation and Coty, Inc.

JOSEPH NEUBAUER, 57                                          director since 1998

     Chairman and Chief Executive Officer of ARAMARK Corporation (a service management company) since 1984. Mr. Neubauer is a director of Bell Atlantic Corporation, Federated Department Stores, Inc., and First Union Corporation.

CAROL COX WAIT, 56                                           director since 1995

     Director, President and Chief Executive Officer, Committee for a Responsible Federal Budget (nonprofit educational organization) since 1981. Ms. Wait is also President of Carol Cox and Associates, a Washington, D.C. consulting firm.

MARILYN WARE, 55                                             director since 1993

     Chairman of American Water Works Company, Inc. (water utility holding company) since 1988 and a Director since 1982. She is a director of PP&L Resources, Inc., serves as the Chief Executive Officer of The Ware Family Offices and the Manager of AMWorks, LLC.

                   INCUMBENT DIRECTORS TO CONTINUE IN OFFICE
                        FOR TERMS EXPIRING IN APRIL 2001

ROBERT P. BAUMAN, 67                                         director since 1990

     Retired Chief Executive Officer and Director of SmithKline Beecham plc (manufacturer of pharmaceuticals and health care products). Mr. Bauman was a Director and Chief Executive of SmithKline Beecham plc from 1989 until May 1994. Mr. Bauman was Non-Executive Chairman of BTR plc (manufacturer of automotive power drives, process control, packaging and materials) from May 1998 until February 1999 when BTR plc merged with Siebe plc to form BTR Siebe plc; Deputy Chairman from October 1997 until May 1998. He was Non-Executive Chairman of British Aerospace, plc (manufacturer of aerospace and other defense systems and commercial aircraft) from May 1994 until October 1997. He is a director of Morgan Stanley, Dean Witter, Discover & Co.; Reuters Holdings, plc; Russell Reynolds Associates, Inc.; Union Pacific Corporation and BTR Siebe plc.

ROBERT H. CAMPBELL, 61                                       director since 1992

     Chairman of the Board and Chief Executive Officer of Sunoco, Inc. (domestic refiner and marketer of petroleum products). He was elected Chairman of the Board in May 1992 and Chief Executive Officer in 1991. Mr. Campbell also held the post of President from 1991 until 1996. Mr. Campbell is a director of Hershey Foods, Inc.

CHARLES R. SHOEMATE, 59                                      director since 1991

     Chairman, President, and Chief Executive Officer of Bestfoods (formerly CPC International Inc. -- consumer food company) since 1990. Mr. Shoemate has served as a Director of Bestfoods since 1988. He is a director of International Paper Company and Texaco Inc.

LOUIS W. SULLIVAN, M.D., 65                                  director since 1993

     President, Morehouse School of Medicine (educational institution). Dr. Sullivan became the first President of Morehouse School of Medicine in 1981 when it became independent from Morehouse College. He has held that position since 1981 except from March 1989 to January 1993. During that time, he served as Secretary of Health and Human Services of the United States. He is a director of Bristol-Myers Squibb Company, Equifax Inc., Endo Vascular Instruments, Inc., General Motors Corporation, Georgia Pacific Corporation, Household International, Inc., and Minnesota Mining & Manufacturing Co.

                   INCUMBENT DIRECTORS TO CONTINUE IN OFFICE
                        FOR TERMS EXPIRING IN APRIL 2000

ALFRED C. DECRANE, JR., 67                                   director since 1980

     Retired Chairman and Chief Executive Officer of Texaco Inc. (integrated oil, gas and chemical manufacturer). Mr. DeCrane served as Chairman of the Board of Texaco Inc. from January 1987 until June 1996, as Chief Executive Officer from April 1993 until June 1996, and as a Director from 1977 until June 1996. He is a director of Bestfoods (formerly CPC International Inc.), Corn Products International, Birmingham Steel Corporation, Harris Corporation and U.S. Global Leaders Growth Fund, Ltd.

WILSON H. TAYLOR, 55                                         director since 1988

     Chairman of the Board and Chief Executive Officer of CIGNA Corporation. Mr. Taylor has served as Chairman of the Board since November 1989, as Chief Executive Officer since November 1988, and as President from May 1988 until January 1999.

HAROLD A. WAGNER, 63                                         director since 1997

     Chairman and Chief Executive Officer of Air Products and Chemicals, Inc. (supplier of industrial gases and related equipment and selected chemicals) since May 1992. Mr. Wagner also held the post of President from 1992 until 1998. He is a director of Daido-Hoxan, Inc. and United Technologies Corporation.

              CIGNA CORPORATION COMMON STOCK AND EQUIVALENTS OWNED
                 BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     This table shows the beneficial ownership of CIGNA common stock on February 28, 1999, by each director, nominee and named executive officer shown in the Summary Compensation Table on page 10, and the total shares owned by them and other executive officers as a group. Beneficial owners are shareholders who directly or indirectly exercise voting or investment power over the securities they hold. This table also lists common stock equivalents which directors and executive officers receive under deferred compensation arrangements. Equivalents track the economic performance of common stock, but do not carry voting rights.

                                                                                      TOTAL OF
                                                  SHARES OF                          SHARES AND
NAME                                           COMMON STOCK(1)    EQUIVALENTS(8)    EQUIVALENTS
----                                           ---------------    --------------    ------------
Directors
  Robert P. Bauman...........................         9,457(2)          19,058          28,515
  Robert H. Campbell.........................         5,387(2)           5,391          10,778
  Alfred C. DeCrane, Jr......................         8,035(2)          17,100          25,135
  H. Edward Hanway...........................       236,192(3,4)       103,237         339,429
  Peter N. Larson............................         7,500(2)           1,272           8,772
  Joseph Neubauer............................         1,000                252           1,252
  Charles R. Shoemate........................        11,379(2)           3,526          14,905
  Louis W. Sullivan, M.D.....................         6,471(2)           3,686          10,157
  Wilson H. Taylor...........................       797,426(3,4)       464,258       1,261,684
  Harold A. Wagner...........................         8,003(2)             536           8,539
  Carol Cox Wait.............................         4,823(2)           2,923           7,746
  Marilyn Ware...............................         6,462(2)           2,256           8,718
Named Executive Officers
  Gerald A. Isom.............................       443,553(3,4)         3,649         447,202
  Donald M. Levinson.........................       200,052(3,4)       149,307         349,359
  James G. Stewart...........................       372,012(3,4)       240,569         612,581
  All directors, nominees and executive
     officers as a group including those
     named above(23 persons).................     2,824,065(5,6,7)    1,338,430      4,162,495

---------------
(1) No director or executive officer beneficially owns more than 1% of the outstanding shares of common stock. Directors, nominees and executive officers as a group beneficially own 1.38% of the outstanding shares of common stock.
(2) Includes 4,500 shares of restricted common stock awarded pursuant to the Restricted Stock Plan for Non-Employee Directors of CIGNA Corporation described on page 8.
(3) Includes shares that can be acquired within 60 days of February 28, 1999 by exercising stock options, as follows: Mr. Taylor -- 596,040, Mr.
    Hanway -- 186,648, Mr. Stewart -- 286,374, Mr. Isom --  310,337 and Mr.
    Levinson -- 153,333.
(4) Includes shares of restricted common stock awarded under the Executive Stock Incentive Plan and CIGNA Corporation Stock Plan, as follows: Mr.
    Taylor -- 10,482, Mr. Hanway -- 2,844, Mr. Stewart -- 4,683, Mr.
    Isom -- 4,683, and Mr. Levinson -- 3,177. The restrictions on these shares had not lapsed on February 28, 1999.
(5) On February 28, 1999, the CIGNA Pension Plan held 292,500 shares, or approximately .14% of the outstanding common stock. A CIGNA management advisory committee directs the vote of the CIGNA Pension Plan's shares.
(6) On February 28, 1999, the CIGNA Stock Funds of CIGNA's 401(k) plans for employees held a total of 3,305,436 shares of common stock, or approximately 1.61% of the common stock outstanding on that date. The trustee for the 401(k) plans owns all shares in the CIGNA Stock Funds. Participants in the CIGNA Stock Funds can vote the number of shares equivalent to their interests. If participants do not exercise their voting rights, the trustee will vote the shares as instructed by a CIGNA management advisory committee. Three executive officers own interests in the CIGNA Stock Funds equivalent to 3,142 shares of common stock, which is reflected in the number of shares shown above as beneficially owned by them.
(7) The directors and executive officers control the voting and investment of all shares of common stock they own beneficially, except as described elsewhere in these notes. This number includes 2,027,919 shares of common stock that they have the option to buy within 60 days of February 28, 1999 and, 89,547 shares of restricted common stock.
(8) On February 28, 1999, non-employee directors held 56,000 common stock equivalents, and executive officers held 1,282,430 common stock equivalents.

                       BOARD OF DIRECTORS AND COMMITTEES

     The board held six meetings during 1998. The board has five committees:
Audit, Corporate Governance, Executive, Finance, and People Resources. Committee membership and committee meetings held are detailed in the table below. A description of the duties of each committee follows the table. All of the directors attended at least 75% of the meetings of the board and their assigned committees.

                     COMMITTEE MEMBERSHIP AND MEETINGS HELD

-------------------------------------------------------------------------------------------------
                                                CORPORATE                                PEOPLE
NAME                                 AUDIT*    GOVERNANCE*    EXECUTIVE    FINANCE*    RESOURCES*
-------------------------------------------------------------------------------------------------
W.H. Taylor                                                       C
-------------------------------------------------------------------------------------------------
R.P. Bauman                                         C                                      M
-------------------------------------------------------------------------------------------------
R.H. Campbell                          C            M             M
-------------------------------------------------------------------------------------------------
A.C. DeCrane, Jr.                                   M             M                        M
-------------------------------------------------------------------------------------------------
H. Edward Hanway
-------------------------------------------------------------------------------------------------
P.N. Larson                            M                                      M
-------------------------------------------------------------------------------------------------
J. Neubauer                            M                                      M
-------------------------------------------------------------------------------------------------
C.R. Shoemate                                                     M           C            M
-------------------------------------------------------------------------------------------------
L.W. Sullivan, M.D.                                 M                                      C
-------------------------------------------------------------------------------------------------
H.A. Wagner                            M                                      M
-------------------------------------------------------------------------------------------------
C.C. Wait                              M                                      M
-------------------------------------------------------------------------------------------------
M. Ware                                             M                                      M
-------------------------------------------------------------------------------------------------
# of 1998 meetings                     5            3             0           4            4

---------------

C    =    Chair
M    =    Member
*    =    Chair and Members are non-employee directors.

EXECUTIVE COMMITTEE

     The Executive Committee exercises the board's authority in managing CIGNA's business between regular board meetings.

AUDIT COMMITTEE

     - Reviews and reports to the board on the appropriateness of CIGNA's accounting policies, the adequacy of its financial controls, and the reliability of the financial information CIGNA reports to the public.

     - Reviews and approves audit plans and CIGNA's Annual Report on Form 10-K.

     - Reviews and advises the board concerning the work of internal auditors and independent accountants.

     - Reviews, monitors as appropriate and advises the board with respect to compliance with laws and regulations, any material regulatory examinations, illegal acts or contingencies.

     - Recommends the independent accountants for appointment by the board.

CORPORATE GOVERNANCE COMMITTEE

     - Reviews, advises and reports to the board on the structure, organization, performance and effectiveness of the board and on the compensation of active and retired directors.

     - Advises the board with respect to board membership and procedures governing the election of directors by shareholders.

     - Considers suggestions for board membership and recommends persons to the board to be nominated for election by the shareholders at the annual meeting or by the directors as necessary to fill board vacancies. The committee considers suggestions from shareholders and other sources as to possible nominees. Suggestions should be submitted to the Corporate Secretary by November 12, 1999 for the committee's consideration before the 2000 annual meeting.

     - Exercises oversight of CIGNA's positions and policies with respect to shareholder relations, corporate political contributions and the corporation's charitable contributions.

FINANCE COMMITTEE

     - Reviews, advises and reports to the board on the management of CIGNA's financial resources and invested assets, the annual capital plan, stockholder dividends, and capital position; and acts upon proposed capital commitments in amounts established by the board.

     - Reviews investment policies, strategies and guidelines for CIGNA Corporation, its subsidiaries and affiliates.

PEOPLE RESOURCES COMMITTEE

     - Reviews and reports to the board on the management of the CIGNA's human resources, including personnel policies and policy controls, the development of people including diversity programs, and compensation and benefit programs and plans.

     - Reviews and approves, subject to board ratification, executive compensation plans and targets and payouts thereunder, any compensation plans that involve the issuance of equity securities, and, as required by law, adoption of and changes to qualified benefit plans.

     - Sets the Chief Executive Officer's compensation (subject to board ratification), approves the compensation of other senior executives, and makes stock-related awards.

     - Reviews succession plans for principal executive officers.

                             DIRECTOR COMPENSATION

     The components of non-employee director compensation for services on the board and its committees include:

     - $38,000 annual board retainer ($20,000 must be paid in shares of common stock or deferred into equivalents).

     - $2,500 annual committee member retainer (not the committee chair or executive committee).

     - $7,500 annual committee chair retainer (not the executive committee chair).

     - $1,250 attendance fee for each board and committee meeting attended.

     - Annual credit of $16,000 to a Restricted Deferred Compensation Account pursuant to the Deferred Compensation Plan for Directors of CIGNA Corporation. The amount is credited to restricted equivalents, payable in cash upon death or end of board service.

       When the "annual credit" described above was instituted, the Retirement and Consulting Plan for Directors of CIGNA Corporation was frozen effective December 31, 1996. Directors with vested rights under the frozen plan could choose to continue to accrue benefits under the frozen plan. Or, they could choose a credit of restricted equivalents to their deferred compensation account equal to accrued benefits under the frozen plan. Mr. DeCrane elected to maintain his rights and accrue benefits under the frozen plan. The frozen plan provides annual payments equal to the annual retainer at the time of the director's retirement. Retirement at the mandatory retirement age entitles the director to receive those payments for life. Early retirement (after attaining age
       65)entitles the director to those payments only for a period equal to the number of months served as a director or, with the Corporate Governance Committee's approval, to the discounted value of the payments in a lump sum. Payment is conditioned on the director's not competing with CIGNA and being available to provide consultation. To maintain compensation equivalency with other directors, in April 1998 Mr. DeCrane received a credit of $5,000 deferred restricted equivalents.

     - A one-time grant of 4,500 shares of common stock. In 1989, the shareholders approved the Restricted Stock Plan for Non-Employee Directors of CIGNA Corporation. It provides that each non-employee director who was not an officer or employee of the Corporation or any of its subsidiaries during the previous ten years receives these shares. Shares are non-transferable until the later of 1) six months from the date of grant or 2) end of service due to death, disability, a change of control or retirement at or after age 70 or age 65-70 with the consent of a majority of the members of the board (other than the eligible director). Shares are forfeited if a director's service ends for any other reason. Beginning on the date of grant, the director receives dividends on and can vote these shares.

     - Travel accident coverage of $204,000.

     - Financial planning services available to CIGNA executives, and life insurance, medical/dental care programs, property/casualty personal lines insurance programs and matching gift programs similar to those available to CIGNA employees. One director who elected to do so before December 20, 1982 participates in a life insurance program available to employees of Connecticut General Corporation before the formation of CIGNA.

     - Beyond the $20,000 that must be paid in shares of common stock or deferred into equivalents, directors may elect to be paid their retainers and attendance fees in cash or in common stock or in some combination of those. Directors may also elect to defer all or part of their compensation pursuant to the Deferred Compensation Plan for Directors of CIGNA Corporation. Directors may elect to have deferred stock compensation invested in equivalents. Directors may elect to have deferred cash compensation credited at the same rate of return earned on employee participant contributions to certain funds offered by CIGNA's 401(k) plans. Hypothetical dividends paid on equivalents can be reinvested in equivalents or credited at the rates available for deferred cash compensation.

                  CERTAIN TRANSACTIONS OF DIRECTORS, EXECUTIVE
                       OFFICERS AND LARGEST SHAREHOLDERS

     Management believes that the transactions described here were in the ordinary course of business and on terms as favorable to CIGNA companies as if the transactions had involved unaffiliated persons or organizations. Transactions, service arrangements, and relationships similar to those described here will likely occur in varying amounts during 1999.

     Various CIGNA companies provided insurance coverages, health care services, pension contracts, and related products and services to; purchased products and services from; and engaged in other transactions with corporations (or their subsidiaries) of which CIGNA directors were executive officers during 1998. In connection with their investment operations, CIGNA companies acquire, dispose of, or hold debt or rely on the credit of other corporations or their subsidiaries -- including corporations (or their subsidiaries) of which CIGNA directors were executive officers during 1998. In addition, various CIGNA directors and executive officers purchased insurance products or interests in investment vehicles marketed by CIGNA companies.

     During 1998, in the ordinary course of business, various CIGNA companies engaged in transactions with Sanford C. Bernstein & Co., Inc. and Wellington Management Company, LLP. Each beneficially owns more than 5% of CIGNA's outstanding common stock (please see page 20 for more information about these entities). These transactions included, for Bernstein, commercial paper transactions; and, for Wellington, commercial paper transactions and investment management services.

                      ITEM 2. RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Audit Committee recommended, and the board approved, the appointment of PricewaterhouseCoopers LLP as independent accountants for 1999. Although not required, the board requests that shareholders ratify this appointment. If the shareholders do not ratify this appointment, the board will reconsider the appointment.

     PricewaterhouseCoopers LLP has served as independent accountants for CIGNA and its subsidiaries since 1983, and for Connecticut General Corporation and its subsidiaries since 1967.

     PricewaterhouseCoopers LLP has advised CIGNA that its representatives will be present at the annual meeting. They will be available to answer appropriate questions and may also make a statement.

             THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                             ITEM 3. OTHER MATTERS

     We did not receive by January 28, 1999 notice from any shareholder of an intention to present a proposal from the floor of the annual meeting. The board does not know of any other matters to be brought before the annual meeting. If any other matters are properly presented for a vote at the annual meeting, the persons named as proxies will have the authority, to the extent permitted by law, to vote on such matters according to their best judgment.

     The Chairman of the meeting may refuse to allow the transaction of any business proposal or nomination of any person not made in compliance with CIGNA's advance notice or other provisions of the by-laws and the rules of the Securities and Exchange Commission.

                                 VOTE REQUIRED

- Quorum: Two-fifths of the issued and outstanding stock entitled to vote at the annual meeting must be present in person or represented by proxy. Abstentions and broker non-votes are counted for the purpose of attaining a quorum.

- Vote Required: If a quorum is attained, the vote of a majority of those shareholders will decide any question brought before the annual meeting, unless otherwise provided by statute or the Corporation's Certificate of Incorporation or by-laws. The five nominees who receive a plurality (the greatest number) of votes cast will be elected as directors. The affirmative vote of a majority of the quorum is needed to ratify the appointment of independent accountants.

- Broker non-votes: A broker non-vote occurs when a broker holding shares in street name for its customer as beneficial owner withholds its vote on a particular matter because it does not have discretionary authority under the rules of the New York Stock Exchange to cast a vote on such matter and has not been given voting instructions by the customer on that matter. The New York Stock Exchange has advised CIGNA that brokers will have discretionary authority to vote on the items described in this proxy statement.

- Abstentions: Abstentions will not affect the outcome of the election of directors. Abstentions will have the same effect as a negative vote on the ratification of the appointment of independent accountants.

                             EXECUTIVE COMPENSATION

     The following information is furnished for CIGNA Corporation's Chief Executive Officer ("CEO") and each of the four most highly compensated Executive Officers other than the CEO at the end of 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                            -------------------------------------
                                              ANNUAL COMPENSATION(1)                 AWARDS              PAYOUTS
                                          ------------------------------    ------------------------    ---------
                  (a)                     (b)        (c)          (d)          (f)           (g)                        (i)
                  NAME                                                      RESTRICTED    SECURITIES       (h)       ALL OTHER
                  AND                                                         STOCK       UNDERLYING      LTIP        COMPEN-
               PRINCIPAL                           SALARY        BONUS       AWARD(S)      OPTIONS       PAYOUTS      SATION
                POSITION                  YEAR       ($)        ($)(2)        ($)(3)        (#)(4)       ($)(5)       ($)(6)
               ---------                  ----    ---------    ---------    ----------    ----------    ---------    ---------
Wilson H. Taylor........................  1998    1,069,000    3,800,000        0          440,310             --     118,909
  Chairman and                            1997      970,200    2,300,000        0          999,951      1,913,670     118,391
  Chief Executive Officer                 1996      917,900    2,600,000        0          528,219      1,066,725      89,139
H. Edward Hanway........................  1998      536,500      900,000        0          125,591             --      58,600
  President and                           1997      486,500      525,000        0          377,112      1,122,660      41,526
  Chief Operating Officer                 1996      434,800      525,000        0          131,718        472,725      38,650
James G. Stewart........................  1998      590,600      875,000        0          204,123             --      60,898
  Executive Vice President                1997      558,300      725,000        0          498,642      1,122,660      44,921
  and Chief Financial Officer             1996      531,900      650,000        0          248,994        472,725      51,570
Gerald A. Isom..........................  1998      568,300      700,000        0          159,357             --      53,587
  President, CIGNA                        1997      543,300      625,000        0          393,132      1,122,660      32,658
  Property & Casualty                     1996      525,000      525,000        0          180,285        472,725      52,797
Donald M. Levinson......................  1998      468,300      687,500        0          136,923             --      48,002
  Executive Vice President                1997      440,600      550,000        0          370,281        660,330      37,774
  Human Resources and Services            1996      405,600      520,000        0          139,452        363,000      50,148

---------------

(1) Pursuant to SEC Rules, column (e) has been omitted because there is no "Other Annual Compensation" to report.

(2) The amounts shown in this column for 1998 are bonus awards made under the CIGNA Executive Incentive Plan, which was approved by shareholders in 1997. In the case of Mr. Taylor, his bonus award consisted of cash and shares of CIGNA common stock. The fair market value of those shares on the date of grant was $800,100. The bonus awards to the other Named Executive Officers were paid in cash.

(3) The Named Executive Officers held the following aggregate shares of restricted stock, with the following values, at December 31, 1998: Mr. Taylor, 10,482 shares valued at $813,298; Mr. Hanway, 7,344 shares valued at $569,821; Mr. Stewart, 4,683 shares valued at $363,354; Mr. Isom, 4,683 shares valued at $363,354; and Mr. Levinson, 3,177 shares valued at $246,503. Dividends are paid on shares of restricted stock.

(4) The number of securities reported for 1997 and 1996 has been adjusted to reflect the three-for-one split of CIGNA common stock, which was approved by the shareholders in 1998.

(5) Long-term compensation for the three-year period ending December 31, 1997 was paid in cash in April, 1998. Long-term compensation for the three-year period ending December 31, 1998 will be determined in April, 1999. See discussion of Long-Term Incentive Plan ("LTIP") Awards Table on page 13.

(6) The amounts shown in column (i) include CIGNA's contributions under its 401(k) plans and the value of benefits under CIGNA's Financial Services Program (covering financial planning, tax preparation and legal services related to financial and estate planning), which, for 1998, were as follows:
    Mr. Taylor, $111,904 and $7,005; Mr. Hanway, $43,066 and $15,534; Mr.
    Stewart, $53,398 and $7,500; Mr. Isom, $48,424 and $5,163; and Mr. Levinson,
    $41,307 and $6,695, respectively.

                              OPTION GRANTS TABLE

     The following table provides additional information about the stock options shown in column (g) of the Summary Compensation Table on page 10, which were granted in 1998 to the Named Executive Officers.

                      OPTION GRANTS IN FISCAL YEAR 1998(1)

                                                                                           GRANT DATE
                                  INDIVIDUAL GRANTS                                          VALUE
--------------------------------------------------------------------------------------    ------------
               (a)                                   (c)          (d)          (e)            (f)
                                       (b)           % OF
                                    NUMBER OF       TOTAL
                                    SECURITIES     OPTIONS      EXERCISE
                                    UNDERLYING    GRANTED TO    OR BASE                    GRANT DATE
                                     OPTIONS      EMPLOYEES      PRICE      EXPIRATION      PRESENT
               NAME                 GRANTED(#)     IN 1998       ($/Sh)        DATE       VALUE($)(13)
               ----                 ----------    ----------    --------    ----------    ------------
Wilson H. Taylor
  New options(2)..................   126,000         2.99       60.9375     02/25/2008      1,562,387
  Replacement options(3)..........   206,136         4.89       64.5625      --    (4)      2,834,171
  Replacement options.............   108,174         2.57       77.2188     10/20/2007      1,778,844
H. Edward Hanway
  New options.....................    61,500         1.46       60.9375     02/25/2008        762,594
  Replacement options.............     2,846         0.07       66.7188     02/28/2006         40,437
  Replacement options.............    26,955         0.64       63.5833      --    (5)        364,984
  Replacement options.............    34,290         0.81       74.4688      --    (6)        543,793
James G. Stewart
  New options.....................    61,500         1.46       60.9375     02/25/2008        762,594
  Replacement options.............    90,882         2.16       64.5625      --    (7)      1,249,540
  Replacement options.............    19,811         0.47       61.2500      --    (8)        258,407
  Replacement options.............    31,930         0.76       77.2188     07/27/2004        525,066
Gerald A. Isom
  New options.....................    61,500         1.46       60.9375     02/25/2008        762,594
  Replacement options.............    97,857         2.32       67.1875      --    (9)      1,400,143
Donald M. Levinson
  New options.....................    40,500         0.96       60.9375     02/25/2008        502,196
  Replacement options.............    49,710         1.18       64.5625      --   (10)        683,465
  Replacement options.............    16,401         0.39       61.2500      --   (11)        213,928
  Replacement options.............    30,312         0.72       76.1875      --   (12)        491,802

---------------

 (1)  Stock appreciation rights were not granted in 1998.

 (2) New options become exercisable over a three year period, with one-third of those options becoming exercisable no earlier than the first anniversary of their grant date. New options have a replacement feature (see note 3 below). Options granted in 1995 or later and gains realized upon exercise of those options for certain periods, may be forfeited by the named executive officers if, following termination of employment with CIGNA, they engage in activities harmful to or in competition with CIGNA.

 (3) Replacement options are intended to encourage employees to increase share ownership. They typically do not provide stock appreciation opportunity greater than the original options. In addition, they do not result in an increase in an employee's equity position, which is the total combined number of shares and options held by the employee. Replacement options are granted when employees use their shares of CIGNA's common stock to pay the exercise price of stock options. One replacement option is granted to replace each share that is delivered by an employee as payment for the purchase price of shares being acquired through the exercise of a stock option. Replacement options become exercisable six months after their grant date and terminate on the expiration date of the option that they replace. The exercise price of replacement options is equal to the fair market value of CIGNA's common stock on the grant date of the replacement options. All replacement options granted in 1998 have a replacement feature.

 (4) This replacement option grant includes 16,617 options expiring on February 24, 2003; 20,862 options expiring February 23, 2004; 29,406 options expiring on July 27, 2004; 53,361 options expiring on February 22, 2005; 49,719 options expiring on February 28, 2006; and 36,171 options expiring on February 26, 2007.

 (5) This replacement option grant includes 66 options expiring February 24, 2003; 3,807 options expiring February 23, 2004; 13,662 options expiring July 27, 2004; and 9,420 options expiring February 28, 2006.

 (6) This replacement option grant includes 12,557 options expiring July 27, 2004 and 21,733 options expiring February 28, 2006.

 (7) This replacement option grant includes 21,987 options expiring on July 27, 2004; 19,923 options expiring on February 22, 2005; 24,858 options expiring on February 28, 2006; and 24,114 options expiring on February 26, 2007.

 (8) This replacement option grant includes 4,048 options expiring on July 27, 2004 and 15,763 options expiring on February 22, 2005.

 (9) This replacement option grant includes 14,663 options expiring on February 24, 2003; 5,012 options expiring on February 23, 2004; 30,406 options expiring on July 27, 2004; and 47,776 options expiring on February 28, 2006.

 (10) This replacement option grant includes 14,697 options expiring July 27, 2004; 8,973 options expiring February 22, 2005; 13,983 options expiring February 28, 2006; and 12,057 options expiring February 26, 2007.

 (11) This replacement option grant includes 5,372 options expiring July 27, 2004 and 11,029 options expiring February 22, 2005.

 (12) This replacement option grant includes 3,264 options expiring February 24, 2003; 3,886 options expiring February 23, 2004; 21,174 options expiring July 27, 2004; 1,259 options expiring February 22, 2005; and 729 options expiring February 28, 2006.

 (13) Based on the Black-Scholes option pricing model adapted for use in valuing employee stock options. Calculation of grant date present values assumes an option life of three years, a dividend yield of 1.69%, a price volatility of CIGNA common stock of 25.92% and an annualized risk-free interest rate of 5.51%. The calculation also reflects a 3.0% discount per year for risk of forfeiture over the option vesting schedules. The approach used in developing the foregoing assumptions is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. CIGNA believes that no model accurately predicts the future price of CIGNA common stock or places an accurate present value on stock options.

                              OPTION EXERCISES AND
                          FISCAL YEAR-END VALUE TABLE

     The following table provides information about options exercised by the Named Executive Officers during 1998, and about unexercised stock options held by the Named Executive Officers at the end of 1998. No stock appreciation rights were exercised or held by the Named Executive Officers during 1998.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1998 AND
                       1998 FISCAL YEAR-END OPTION VALUES

            (a)                  (b)            (c)                   (d)                           (e)
                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT 1998           IN-THE-MONEY OPTIONS AT
                              UNDERLYING                          YEAR-END(#)                1998 YEAR-END($)
                               OPTIONS         VALUE      ---------------------------   ---------------------------
           NAME              EXERCISED(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              ------------   -----------   -----------   -------------   -----------   -------------
Wilson H. Taylor...........    414,732       7,011,783      429,042        704,172       9,636,238     14,018,722
H. Edward Hanway...........    106,842       2,992,009      103,302        413,636       2,049,645      8,024,509
James G. Stewart...........    185,262       2,850,211      176,064        438,240       4,222,001      8,596,720
Gerald A. Isom.............    161,441       4,271,870      121,980        484,357       3,153,059      9,279,151
Donald M. Levinson.........    122,286       1,741,775       85,932        364,713       2,206,348      6,795,532

                 LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE

     The following table provides information about long-term incentive awards granted in 1998 to the Named Executive Officers.

              LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL YEAR 1998

                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                                                                         NON-STOCK PRICE BASED PLANS
                                                                      ---------------------------------
                    (a)                         (b)         (c)          (d)         (e)         (f)
                                                           PERIOD
                                               NUMBER      UNTIL      THRESHOLD                MAXIMUM
                    NAME                      OF UNITS   MATURATION    ($)(1)     TARGET($)      ($)
                    ----                      --------   ----------   ---------   ---------   ---------
Wilson H. Taylor............................   19,000     3 years         *       1,425,000   3,800,000
H. Edward Hanway............................    9,335     3 years         *         700,125   1,867,000
James G. Stewart............................    9,335     3 years         *         700,125   1,867,000
Gerald A. Isom..............................    9,335     3 years         *         700,125   1,867,000
Donald M. Levinson..........................    6,000     3 years         *         450,000   1,200,000

---------------
(1) See discussion below.

     Strategic performance units awarded under the CIGNA Long-Term Incentive Plan provide long-term incentives to executive officers and other key employees. The Strategic Performance Unit (SPU) Program is designed to reward those employees for achievement by CIGNA of long-term financial and strategic performance objectives in comparison to a designated group of competitors that have, in the aggregate, business lines that are similar to CIGNA's. Performance is evaluated over a three-year period.

     The earned value of each unit for the three-year period depends on CIGNA's relative financial performance. The People Resources Committee values the units by comparing CIGNA's annual return on equity to the average annual return on equity of designated competitors, using a formula which permits negative adjustments to the valuation. The earned value is based on points that are accumulated for each of the three performance years, with zero points earned if CIGNA's return for each year is five percentage points below the competitors and a maximum number of points earned if five percentage points above the competitors. The earned value will range from zero to $200 per unit, with a target value of $75 per unit. At the end of the three-year performance period, the Committee may adjust downward the earned value of each unit by up to $25, based on an assessment of the factors that affected strategic and financial performance during the period. For 1998 grants, the Committee will value the units in 2000 based on performance during 1998 through 2000.

     If an employee is terminated within two years following a change of control of CIGNA (other than on account of conviction of a felony involving fraud or dishonesty directed against CIGNA), or if an employee resigns during that period as a result of certain adverse changes in employment conditions stemming from the change of control, payouts for the employee's outstanding units must be made within 30 days at a value equal to the greatest of (i) the target value established for those units at the time they were issued; (ii) the value for a unit paid in the preceding twelve month period; or (iii) the average of the unit values for the last two unit payments.

                               PENSION PLAN TABLE

                                                        YEARS OF SERVICE
                               ------------------------------------------------------------------
       REMUNERATION                15            20            25            30            35
       ------------                --            --            --            --            --
$ 200,000..................    $   60,000    $   80,000    $  100,000    $  120,000    $  140,000
   600,000.................       180,000       240,000       300,000       360,000       420,000
 1,000,000.................       300,000       400,000       500,000       600,000       700,000
 1,400,000.................       420,000       560,000       700,000       840,000       980,000
 1,800,000.................       540,000       720,000       900,000     1,080,000     1,260,000
 2,200,000.................       660,000       880,000     1,100,000     1,320,000     1,540,000
 2,600,000.................       780,000     1,040,000     1,300,000     1,560,000     1,820,000
 3,000,000.................       900,000     1,200,000     1,500,000     1,800,000     2,100,000
 3,400,000.................     1,020,000     1,360,000     1,700,000     2,040,000     2,380,000
 3,800,000.................     1,140,000     1,520,000     1,900,000     2,280,000     2,660,000
 4,200,000.................     1,260,000     1,680,000     2,100,000     2,520,000     2,940,000
 4,600,000.................     1,380,000     1,840,000     2,300,000     2,760,000     3,220,000
 5,000,000.................     1,500,000     2,000,000     2,500,000     3,000,000     3,500,000
 5,400,000.................     1,620,000     2,160,000     2,700,000     3,240,000     3,780,000
 5,800,000.................     1,740,000     2,320,000     2,900,000     3,480,000     4,060,000

     The table shows annual retirement benefits (before application of the Social Security offset of 50% of annual primary Social Security benefit) under a straight life annuity, computed assuming retirement at age 65 after specified years of service and earnings.

     Under the CIGNA Pension Plan (Part A) in which Messrs. Taylor, Hanway, Stewart and Levinson participate, annual retirement benefits are based upon the executive's earnings (generally, average annual earnings over the final 36 months of service), an annual accrual rate of 2%, length of credited service (up to a maximum of 30 years), and age at retirement. Under the CIGNA Pension Plan (Part B) in which Mr. Isom and other employees hired on or after January 1, 1989 participate, employees accumulate a pension benefit determined by (i) annual benefit credits based on an employee's opening account balance (equal to the lump sum value of any pension benefit earned under the CIGNA Pension Plan (Part
A) through December 31, 1997), age, years of credited service, and earnings, and
(ii) quarterly interest credits based on U.S. Treasury bond rates. The employee's pension benefit under the CIGNA Pension Plan (Part B) equals the value of accumulated benefit and interest credits, and may be paid at or after separation from service in cash in a lump sum or an annuity. CIGNA estimates that, if Mr. Isom retires from CIGNA at age 65 and he decides to receive his accumulated pension benefit under the CIGNA Pension Plan (Part B) in the form of an annuity, annual retirement benefits under a straight life annuity will approximate $227,000.

     Under the CIGNA Pension Plan (Part A and Part B), covered earnings include salary and bonuses, as set forth in columns (c) and (d) of the Summary Compensation Table on page 10, but not long-term incentive plan payouts or any other incentive awards.

     As of January 1, 1999, credited years of service were as follows: Mr. Taylor, 30 years; Mr. Hanway, 21 years; Mr. Stewart, 30 years; Mr. Isom, 6 years and Mr. Levinson, 21 years. Because of Mr. Isom's proximity to retirement age when he was hired, CIGNA will supplement his pension benefits. For each year of service at CIGNA, Mr. Isom receives additional credit toward the supplement; CIGNA estimates that, if he retires from CIGNA at age 65, the annual supplement will approximate $140,000.

     Subject to their continued employment, and compliance with contractual obligations (including non-competition and confidentiality), Messrs. Taylor, Stewart and Levinson will be credited with additional years of service (total years of service cannot exceed 35). Additional credited service will vest in the event of death, disability or certain voluntary terminations within two years following a change of control of CIGNA, or otherwise upon termination if CIGNA approves such vesting. Upon any termination initiated by CIGNA, the maximum additional service provided in the contract will be credited, unless such termination arises from a conviction of a felony involving fraud or dishonesty directed against CIGNA. If any of the above officers dies while still in CIGNA's employ after reaching age 55, his surviving spouse's benefit will be the same as the benefit that would have been payable to the spouse had the executive first retired and then died immediately.

     If a change of control of CIGNA occurs, the CIGNA Pension Plan (Part A and Part B) cannot be terminated, or benefit accruals reduced, for a three-year period. If the CIGNA Pension Plan (Part A) is terminated in the fourth or fifth year following a change of control, additional benefits will be provided to participants, including an immediate 10% increase to persons receiving benefits and an annual 3% increase in benefits beginning at age 65. In addition, participants terminated, other than for cause, within three years following a change of control will receive up to three years of additional service credit and a floor amount of final average earnings based on their level of earnings when a change of control occurred. A participant in the CIGNA Pension Plan (Part
B) who is terminated, other than for cause, within three years following a change of control will receive a special benefit credit for the year of termination equal to a percentage of adjusted eligible earnings.

                           TERMINATION OF EMPLOYMENT

     CIGNA employees are entitled to severance benefits under certain circumstances (not including termination for cause and, except as noted below, resignation). Severance benefits include continuation of salary at termination for a period (determined by completed years of service) of two to 52 weeks or, in the case of termination within two years after a change of control of CIGNA, 13 to 104 weeks. A lump sum payment may be elected in lieu of periodic payments. Employees terminated on account of job elimination or within two years after a change of control of CIGNA also receive a supplemental payment equal to the average of their last two incentive bonuses (prorated to reflect actual months worked in the year of termination) if they are terminated between May 1 and December 31, as well as a payment equal to the value of restricted CIGNA stock forfeited upon termination.

     Senior level employees, including the named executive officers, terminated other than for cause within two years after a change of control will receive payments equal to 104 weeks of salary at termination (regardless of years of service). Payments are subject to adjustment for certain tax contingencies. A senior level employee will also receive a supplemental payment equal to the higher of the bonus actually received for the preceding calendar year or the amount of the annual incentive bonus guideline applicable to the employee under the Corporation's incentive bonus plan (if the employee is terminated between May 1 and December 31), as well as the payment for restricted stock described above.

     For a senior level employee, termination within two years after a change of control includes a resignation following a reduction in authority, duties, responsibilities or title, or following relocation to an office more than 35 miles from the location of the employee's office on the date of change of control. A termination of employment following a change of control is "for cause" under CIGNA's severance arrangements for senior level employees if termination results from conviction of a felony involving fraud or dishonesty directed against CIGNA.

     The following report of the People Resources Committee and the performance graph on page 19 have been prepared only for the purpose of this proxy statement. Neither shall be incorporated, in whole or in part, in any other CIGNA filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The People Resources Committee (the "Committee") of the Board of Directors reviews and approves, subject to Board ratification, executive compensation plans and targets and payouts thereunder, as well as any employee compensation plans which involve the issuance of securities of the Corporation. It sets the compensation of the CEO, subject to Board ratification, and approves compensation of other senior executives, including those named in the Summary Compensation Table, and makes stock-related awards. The Committee is composed entirely of outside directors.

                                    SUMMARY

     The primary objective of CIGNA's executive compensation program is to pay for performance that increases shareholder value. The program has three key elements: (1) base salary; (2) annual bonus; and (3) long-term incentives. Long-term incentives for the Named Executive Officers are in the form of stock options as well as stock and/or cash awarded pursuant to a performance plan. Annual bonus and long-term incentives are variable compensation elements that are at risk because they are tied to corporate business results. The annual bonus recognizes short-term business results and individual performance, while long-term incentives recognize sustained corporate-wide results.

                              PROGRAM DESCRIPTION

     The program provides opportunity targets for total pay (as well as for base salary and for short- and long-term incentive elements) that correspond to the median pay levels of comparable positions in similarly sized companies. A significant number of companies are used in this comparison, including most of the companies in the S&P Insurance/Managed Care Indexes shown in the proxy performance graph. The Committee reviews data on these companies' compensation programs in determining the appropriate levels of compensation for each of the most senior executives.

     Once total pay opportunity targets are set, the Committee determines the appropriate pay elements to use in motivating the executives to achieve the Corporation's performance and strategic objectives. The program is continually monitored relative to CIGNA's own strategic goals as well as industry practices and trends, and it is modified when considered appropriate to better support shareholder interests. For example, a feature was added to the stock option program, whereby certain gains realized as a result of exercising an option may be subject to forfeiture if an executive becomes employed by a competitor or engages in other activities deemed to be detrimental to the company. As in the past, it is expected that CIGNA executives will demonstrate their confidence in the company's future by retaining substantial ownership of company shares in accordance with guidelines established by the Committee. Executive share ownership levels are reviewed annually by the Committee.

     Compensation paid to the Named Executive Officers is expected to be fully tax deductible.

      Base Salary

     Base salary is intended to provide a fixed level of compensation reflecting the scope and nature of basic job responsibilities. The Committee grants salary increases, if appropriate, after a review of individual performance and an assessment of the relative competitiveness of the current salary.

      Annual Bonus

     Annual bonus awards recognize an executive's contribution to each year's annual business results as measured against competitors and against CIGNA's operational plans. Corporate-wide, business unit and individual performance are assessed in relation to the following major factors, listed in order of importance: earnings; revenue growth and customer service; and cost management.

     Performance, as measured by these factors, which meets operational plans and equals the results of the competition, provides for bonus opportunities that are equal to median bonus levels at other large companies. Better or worse performance can result in payments that are higher or lower than the median. An individual's bonus, reflecting personal contribution to business results, can range from 0 to 200% of the median for the individual's job.

     The CIGNA Executive Incentive Plan, approved by shareholders in April 1997, is intended to motivate Named Executive Officers with competitive annual bonuses based upon achievement of competitive financial and operational goals. The Plan complies with Section 162(m) of the Internal Revenue Code. Bonuses under the Plan, not to exceed the limits provided in the Plan, will be paid only if objective performance goals established under the Plan are met, and bonus amounts will be based on the company's competitive performance.

      Long-Term Incentives

     In 1998, the Strategic Performance Unit Program provided incentive opportunity based on CIGNA's long-term financial and strategic performance relative to a group of seven peer companies. The companies in the program's peer group reflect a composite product mix that represents CIGNA's key businesses and rewards executives in all of CIGNA's operating and corporate staff divisions for overall consolidated corporate performance. The proxy performance graph compares CIGNA's total return performance to a broad industry group (a composite of the Standard and Poor's Multi-Line Insurance, Property & Casualty Insurance, Life/ Health Insurance and Managed Care indexes). Most of the companies included in the program's peer group are also represented in the Standard and Poor's indexes.

     Grants of Strategic Performance Units are made annually, and the target value of the grants varies by position responsibility levels. The Committee values the units by comparing CIGNA's annual return on equity to the average annual return on equity of the peer companies, using a formula which permits a negative adjustment to the annual accrued value. At the end of the three-year performance period, the Committee may further adjust the earned value of each unit downward as much as $25 (1/3 of its target value) for any three-year performance period, based on an assessment of the factors that affected strategic and financial performance during the period. The earned value will range from zero to $200 per unit, with a target value of $75 per unit.

     The other long-term compensation component is stock options. As noted above, total long-term incentive pay opportunity targets correspond to the median levels of such compensation for comparable positions in similarly sized companies. The portion of such targets granted to the Named Executive Officers in 1998 as stock options was determined by the Committee to focus management on long-term results, to retain key executives, to continue to bring the executives' option holdings in line with those of executives in similar positions at competitor companies and to enhance the link with shareholder interests. Stock options provide the right to purchase, at fair market value on grant date, a fixed number of shares of CIGNA Common Stock during the term of the option (up to ten years from the date of grant). Options are subject to vesting periods of up to three years.

                             PERFORMANCE EVALUATION

     For the Chief Executive Officer (CEO), less than 12% of the total compensation opportunity target is base salary and over 88% is variable compensation that is at risk and tied to competitive corporate business results. Approximately one-third of the CEO's total compensation opportunity is based on annual business performance and over half is tied to long-term, sustained corporate-wide results. The CEO's current base salary approximates the median salary of CEOs of comparably-sized companies. The CEO's total compensation opportunity is also consistent with the median compensation for CEOs in comparable companies. Factors reviewed in the Committee's assessment of the Corporation's and the CEO's performance include profitability of each business, profit improvement, growth in revenue from profitable products/services, and expense management, as well as specific measures that may vary by business activity, e.g., profit margin and managed care membership growth in healthcare, asset growth in the pension business and combined ratio for property and casualty businesses. The Committee determined that the objective performance goals established under the CIGNA Executive Incentive Plan had been met and decided to grant a bonus to the CEO based on CIGNA's stock performance and earnings performance in 1998. Earnings in 1998 exceeded 1997 results and competition, and were in line with the 1998 operational plans. CIGNA's 1998 return on equity also significantly exceeded competitors' results, based on all available information. Also taken into account were other factors, including the pending sale of the property and casualty businesses to ACE Limited, the successful Healthsource integration, cost management, people strengthening and improvement year over year in the company's employee benefits businesses.

     For the long-term Strategic Performance Unit Program award, the Committee approved a formula-generated $198 unit value (as shown in the Summary Compensation Table for 1997), distributed in cash to the CEO and other executives who met the company's stock ownership guidelines (one to seven times salary), reflecting performance against competitors over the 1995-97 performance period. The value approved by the Committee reflects CIGNA's strong performance over the three-year performance period compared to the peer group. Value earned for the 1996-98 performance period will be determined by the Committee in late April based on competitive performance.

     The CEO's overall compensation package acknowledges a record of significant increases in CIGNA's share value (see Performance Graph on page 19), achievement of continued operating performance improvements in healthcare, including the successful integration of Healthsource, and in the other employee benefits businesses, the pending sale of the property and casualty businesses, people strengthening and cost reduction actions that are expected to have a positive impact on future earnings.

     For the CEO, the 1998 award of stock options is also shown in the Summary Compensation Table. The option award recognizes the total shareholder return achieved in 1997 and is intended to link the CEO's future compensation opportunity to the creation of additional shareholder value.

People Resources Committee:
     Louis W. Sullivan, M.D., Chairman
     Robert P. Bauman
     Alfred C. DeCrane, Jr.
     Charles R. Shoemate
     Marilyn Ware

                                  PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on CIGNA's common stock (assuming reinvestment of dividends) with the cumulative total return on the Standard & Poors (S&P) Composite-500 Stock Index and the cumulative total return on an average of the S&P Multi-line, Property & Casualty, Life/Health Insurance and Managed Care indexes over the five-year period ending December 31, 1998.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG CIGNA, S&P 500 INDEX AND S&P INSURANCE/MANAGED CARE INDEXES

                                                                            S&P INS./MANAGED CARE
                         CIGNA CORP.                   S&P 500                    INDEXES**
                         -----------                   -------              ---------------------
12/31/93                    100                         100                         100
12/30/94                    106                         101                         102
12/29/95                    179                         139                         141
12/31/96                    243                         171                         163
12/31/97                    312                         229                         220
12/31/98                    427                         294                         222

---------------

 * Assumes that the value of the investment in CIGNA common stock and each index was $100 on December 31, 1993 and that all dividends were reinvested.

** Equally weighted average of S&P Multi-line, P&C, Life/Health Insurance and
   Managed Care Indexes.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of forms filed and confirmation that no annual forms were required, CIGNA Corporation believes that none of its executive officers and directors failed to comply with Section 16(a) reporting requirements in 1998.

                               CIGNA CORPORATION
                COMMON STOCK OWNED BY CERTAIN BENEFICIAL OWNERS

     This table lists the only shareholders known to CIGNA to beneficially own more than five percent of CIGNA's common stock. This table was prepared using information from two Schedule 13G filings reporting ownership greater than five percent on December 31, 1998. CIGNA received copies of these filings in February 1999. Each beneficial owner listed below reported to the Securities and Exchange Commission that it acquired the shares in the ordinary course of business with no intention of influencing control of CIGNA.

                                                                 AMOUNT
                                                               AND NATURE
                                                              OF BENEFICIAL
                                                                OWNERSHIP
                                                                REPORTED       PERCENT
                                                               ON SCHEDULE     OF CLASS
                                                                13G AS OF       AS OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            12/31/98       12/31/98
------------------------------------                          -------------    --------
Sanford C. Bernstein & Co., Inc.............................   18,836,626(1)     9.2%
  767 Fifth Avenue
  New York, NY 10153

Wellington Management Company, LLP..........................   11,704,980(2)     5.7%
  75 State Street
  Boston, MA 02109

---------------

(1) Bernstein reported that it held these shares for the accounts of discretionary clients who have the right to receive dividends and any proceeds from the sale of these shares. Bernstein also reported sole voting power as to 10,300,452, shared voting power as to 2,248,782, and sole dispositive power as to all of these shares.

(2) Wellington reported that it held these shares for the accounts of discretionary clients who have the right to receive dividends and any proceeds from the sale of these shares. Wellington also reported sole voting power as to none, shared voting power as to 1,492,130, and shared dispositive power as to all of these shares.

                             SOLICITATION EXPENSES

     CIGNA will bear the cost of soliciting proxies from you. It will enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse them for their out-of-pocket expenses. Proxies will be solicited personally, through the mail, by telephone or via the Internet. In addition, proxies may be solicited by the directors, officers, employees and agents of CIGNA or its subsidiaries. CIGNA has engaged Georgeson & Company, Inc. to assist in soliciting proxies. Georgeson will be paid a fee of approximately $20,000 plus reasonable out-of-pocket expenses.

                      2000 ANNUAL MEETING OF SHAREHOLDERS

     The 2000 Annual Meeting will be Wednesday, April 26, 2000. The board may change this date if necessary. The board will designate the location and time.

     According to the Securities and Exchange Commission's rules, the Corporate Secretary must receive shareholder proposals by November 24, 1999 for them to be eligible for inclusion in proxy materials for the 2000 annual meeting.

     CIGNA's by-laws provide that any shareholder proposal not included in the proxy materials may be presented from the floor at the annual meeting only if the shareholder notifies the Corporate Secretary as to the proposal's nature and provides certain additional information. The shareholder must provide this notice and information at least ninety days before the 2000 annual meeting.

     CIGNA's by-laws also require that the Corporate Secretary receive notice of nominations of persons for election to the board, other than those made by or at the direction of the board, at least ninety days before the meeting. The notice must include certain information, specified in the by-laws, about the nominees and about the nominating shareholder. The Corporate Secretary must also receive each such nominee's written consent to serve if elected.

     Assuming that our 2000 annual meeting is held on schedule, the Corporate Secretary must receive by January 26, 2000 notice of your intention to introduce a nomination or other item of business at that meeting. If we do not receive your notice by January 26, 2000, the persons acting as proxies designated in the proxy materials for the 2000 annual meeting will use their discretion in voting these proxies when these matters are raised at the meeting.

                                          CAROL J. WARD, Corporate Secretary

DIRECTIONS BY CAR:
-------------------------------------------------------------------------------

FROM THE WEST:
-------------------------------------------------------------------------------
Take the Pennsylvania Turnpike (Interstate 276) to Valley Forge exit #24. Follow Interstate 76 East (Schuylkill Expressway) to Interstate 476 North (Plymouth Meeting). Follow 476 North for 2.7 miles to exit 7A Conshohocken. At the end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to the seventh traffic light at Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.

FROM THE NORTH:
-------------------------------------------------------------------------------
Take the New Jersey Turnpike to the Pennsylvania Turnpike. Follow 276 West, exit at #25 Norristown. Bear right when exiting the toll booth. Proceed down ramp to Germantown Pike (East). Follow Germantown Pike 3 traffic lights (1.8 miles). At third traffic light turn right onto Joshua Road. At first traffic light turn left onto Ridge Pike. Follow Ridge Pike for 1.5 miles and turn right onto Manor Rd. Proceed 200 yards and turn right into Eagle Lodge.

FROM THE SOUTH:
-------------------------------------------------------------------------------
Take Interstate 95 North to 476 North (Plymouth Meeting). Follow 476 North for 18 miles to exit 7A Conshohocken. At the end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to the seventh traffic light at Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.

From Philadelphia International Airport:
-------------------------------------------------------------------------------
Take Interstate 95 South to 476 North (Plymouth Meeting). Follow 476 North for 18 miles to exit 7A Conshohocken. At end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to the seventh traffic light at Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.

From Center City Philadelphia:
-------------------------------------------------------------------------------
Follow Interstate 76 West (Schuylkill Expressway) to Interstate 476 North (Plymouth Meeting). Follow 476 North for 2.7 miles to exit 7A Conshohocken. At end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to the seventh traffic light at Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.




                                     [MAP]

\PROXY


                          PROXY/VOTING INSTRUCTION CARD
                                CIGNA CORPORATION

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints Robert A. Lukens, the Corporation's Assistant Corporate Secretary, and Carol J. Ward, the Corporation's Corporate Secretary, or either of them, proxies with full power of substitution and each of them is hereby authorized to represent the undersigned and vote all shares of the Corporation held of record by the undersigned on March 1, 1999 and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder (trustees) under the CIGNA 401(k) Plan and the International Rehabilitation Associates, Inc. 401(k) Profit Sharing Plan at the Annual Meeting of Shareholders, to be held at the The Conference Center at Eagle Lodge, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania on April 28, 1999, at 1:00 p.m. or at any adjournment thereof, on the matters set forth below:

1. ELECTION OF DIRECTORS, Nominees for terms expiring:

     April 2000: 1. H. Edward Hanway.
     April 2002: 2. Peter N. Larson, 3. Joseph Neubauer, 4. Carol Cox Wait and
                 5. Marilyn Ware.

2. RATIFY the Appointment of PricewaterhouseCoopers LLP as Independent Accountants.

In their discretion, upon such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate selections (either on this card or electronically), but you need not make any selections if you wish to vote in accordance with the Board of Directors' recommendations.

If you use this card to vote, you must sign it on the reverse side in order for your vote to be counted.

                                                                SEE REVERSE SIDE


                            - FOLD AND DETACH HERE -

                                  [CIGNA LOGO]

                               CIGNA CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1999
                                   1:00 P.M.

                      THE CONFERENCE CENTER AT EAGLE LODGE
                            RIDGE PIKE & MANOR ROAD
                          LAFAYETTE HILL, PENNSYLVANIA

   Please mark your
X  votes as in this
   example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                                                         FOR          WITHHELD

1. Election of Directors. (see reverse)

                                                         FOR   AGAINST   ABSTAIN

2. Ratify the Appointment of PricewaterhouseCoopers
   LLP as Independent Accountants.


For, except vote withheld from the following nominee(s):

_______________________________________

Mark here if you would like your voting instructions to be confidential pursuant to the procedures on confidential voting described in the 1999 Proxy Statement. Marking this box will not absolve you of any independent fiduciary or other legal obligation to report how you voted nor prevent the inspectors from disclosing your vote if required by law or if otherwise permitted by the procedures.

Voting instructions for positions held in the CIGNA 401(k) Plan and the International Rehabilitation Associates, Inc. 401(k) Performance Sharing Plan will be held confidential.


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

________________________________________________

________________________________________________
SIGNATURE (S)                       DATE


     - FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE -

                                  [CIGNA LOGO]

Dear Shareholder:

You are encouraged to take advantage of new and convenient ways to submit your proxy. You can submit your proxy electronically through the internet or by telephone. This eliminates the need to return the attached Proxy/Voting Instruction card.

To submit your proxy electronically you must use the control number printed in the box above, just below the perforation. The control number that appears in the box above must be used to access the system.

1. To submit your proxy over the telephone:

      - On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week.

      -     Outside of the U.S. and Canada call 1-201-324-0377

2. To submit your proxy over the Internet:

      -     Log on to the internet and go to the web site
            HTTP://WWW.VOTE-BY-NET.COM

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the Proxy/Voting Instruction Card. Please refer to page 2 of the proxy for additional information on submitting an electronic proxy.

If you choose to submit your proxy electronically, you need not mail back the Proxy/Voting Instruction Card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                           FIRST CHICAGO TRUST COMPANY
                            1999 VOTE-BY-PHONE SCRIPT

Thank you for calling the proxy voting service. If you have a United States social security number, press 1. If you do not have a United States social security number, press 2.

         > 1 (Go to (1.1))                                     > 2 (Go to (1.2))

         (1.1) Using your touch tone phone, please enter the last four digits of your social security number.

         > xxxx

         (1.2) Please have your proxy card or voting instruction form available before voting. Enter the voter control number in the box including the pound sign as it appears below the perforation on your proxy card.

                 > xxx#xxxx#xxxxxx#

                 (If the first part of the control number that identifies the company you are voting is entered wrong, viz., xxx#xxxx#xxxxxx#)

                 Is not a valid number. (Go to (1.2))

                 (If good control number is entered)

                 The company you are voting is CIGNA CORPORATION. If this is correct, press 1 now. If not, press 9.

                 > 1

                 One moment please.

                 Your phone vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to your instructions at the meeting of shareholders. One moment please. (Go to (1.3))

                 (If the second and/or third part of the control number is entered wrong, viz., xxx#xxxx#xxxxxx#)

                 I am unable to process this request at this time. (Go to (1.2))

         (If incorrect social security number is entered)

         Our records show that you have a social security number. (Go to (1.1))

                 > 9 (Go to (1.2))




                 (1.3) To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote one proposal at a time, press 2.

                          >1

                          You have voted with the recommendations of the board of directors on all of the proposals. (Go to 1.6)

                          >2

                          Directors, Proposal #1

                          To vote for, please press 1. To withhold from all directors, please press 2. To withhold from individual directors, please press 3.

                                   1> (Go to next the proposal)

                                   2> (Go to next the proposal)

                                   3> (Go to (1.4))

                                   (1.4) Using the proxy card, please press the corresponding number followed by the number sign for each director from whom you wish to withhold your vote. When completed, press the number sign.




                                    >Invalid number entered.

                                    "xx is not a valid number for any of the
                                    directors listed on your proxy card." (Go to
                                    (1.4))

                                    > 1# 3# 5## (Go to next the proposal)

                                    Auditors, Proposal #2

                                    To vote For, please press 1. To vote
                                    Against, please press 2. To Abstain, please press 3.

                                            >1 (Go to 1.5)

                                            >2 (Go to 1.5)

                                            >3 (Go to 1.5)


                                    (1.5) I will now summarize your vote. Please confirm your vote at the end of this message.

                                    On proposal 1, you withheld your vote from director. #1 #3 #5 ...

                                    On proposal 2, you voted XXX.

                                    (1.6) To confirm your vote, press 1. To
                                    change it, press 9.

                                            > 1

                                            One moment please.

                                            Your vote has been successfully
                                            applied. It is not necessary for you
                                            to mail your proxy card. If you wish
                                            to vote another proxy at this time,
                                            press 1. Otherwise, you may hang up
                                            now.


                                                     >1 (Go to (1.2))

                                            >9 (Go to (1.3))


NOTE: If no action is taken the following script applies.

         > Nothing entered

         Information needs to be entered using a touch tone telephone within the time allowed. (Offer the script option that requires an action)

         > Again, nothing entered

         Information needs to be entered using a touch tone telephone within the time allowed. (Offer the script option that requires an action) The information entered continues to be invalid. I am unable to process your request at this time. Thank you for calling. (Hang up) (End of call)

VOTE      If you have more than one proxy card, please vote
 BY NET   only one card at a time.

                 [1] Enter the
                     three part
                     Voter Control
                     Number
                     (including the
                     # signs) that
                     appears in the
                     box on your
                     proxy card.


                 [2] Enter the last
                     4 digits of
                     your U.S.
                     Taxpayer
                     Identification
                     (Social
                     Security)
                     Number for
                     this account.

                     If you do not have a U.S. Taxpayer Identification Number for this account, please leave this box blank.


                     Important: For your vote to be cast, the Voter Control Number and the last four digits of the
                     U.S. Taxpayer Identification (Social Security) Number for this account must match the numbers on our records.
                     ----------------------------------------------------

                                           Proceed

[preview version - this vote will not be counted]

[CIGNA LOGO]

                           PROXY/VOTING INSTRUCTIONS
                               CIGNA CORPORATION

    PROXY/VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Robert A. Lukens, the Corporation's Assistant Corporate Secretary, and Carol J. Ward, the Corporation's Corporate Secretary, or either of them, proxies with full power of substitution and each of them is hereby authorized to represent the undersigned and vote all shares of the Corporation held of record by the undersigned on March 1, 1999 and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder (trustees) under the CIGNA 401(k) Plan and the International Rehabilitation Associates 401(k) Profit Sharing Plan at the Annual Meeting of Shareholders, to be held at The Conference Center at Eagle Lodge, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania on April 28, 1999, at 1:00 p.m. or at any adjournment thereof, on the matters set forth below.

1. ELECTION OF DIRECTORS, Nominees for terms expiring:
April 2000: H. Edward Hanway.
April 2002: Peter N. Larson, Joseph Neubauer, Carol Cox Wait and Marilyn Ware.

2. RATIFY the Appointment of PricewaterhouseCooper LLP as Independent
   Accountants.

In their discretion, upon such other matters as may properly come before the meeting.

-------------------------------------------------------------------------------

Check this box to vote all proposals in accordance with the recommendations of
the Board of Directors   [X]


                                   For All Nominees                   Withhold
                                   Except As Noted                    As To All
                                   Below                              Nominees
1. Election for Directors          [X]                                [ ]

Check the box for the director(s) from whom you wish to withhold your vote


[ ] H. Edward Hanway             [ ] Peter N. Larson       [ ] Joseph Neubauer

[ ] Carol Cox Wait               [ ] Marilyn Ware

2. Ratify the Appointment of            For       Against        Abstain
   PricewaterhouseCoopers LLP           [ ]         [ ]            [ ]
   as Independent Accountants
--------------------------------------------------------------------------------
Check the box for the options which apply to you.

[ ] Mark here if you would like your voting instructions to be confidential pursuant to the procedures on confidential voting described in the 1999 Proxy Statement.

To submit your vote please click the button below
(Your vote will not be counted until the Submit Vote button is pressed)

                           [SUBMIT YOUR VOTE BUTTON]

--------------------------------------------------------------------------------


[previous version - this vote will not be counted]

[VOTE BY NET GRAPHIC]    To provide comments regarding the proxy you have
                         just voted, please press the button below.

                         To provide comments regarding the proxy you have just voted, please press the button below.

                                   [SUBMIT COMMENTS GRAPHIC]

                         You can now vote another proxy card, or return to
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